UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 2)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Williams Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment No. 2 to the Proxy Statement for the Special Meeting of

Stockholders to be held on June 27, 2016

This Amendment No. 2 to Schedule 14A (this “Amendment No. 2”) is being filed to amend the definitive proxy statement of The Williams Companies, Inc.’s (“Williams”) filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2016, as amended by Amendment No. 1 (“Amendment No. 1”) on June 3, 2016, (together with Amendment No. 1, the “Proxy Statement”) regarding the extraordinary general meeting of shareholders to be held on Monday, June 27, 2016 (the “Special Meeting”), in connection with the proposed acquisition of Williams by Energy Transfer Equity, L.P. (“ETE”).

This Amendment No. 2 contains an important amendment to the information in the Proxy Statement and should be read in conjunction with the Proxy Statement. Except as amended by this Amendment No. 2, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy in advance of the Special Meeting or in person at the Special Meeting. To the extent that information in this Amendment No. 2 differs from, conflicts with, or updates information contained in the Proxy Statement, the information in this Amendment No. 2 is more current and shall prevail. Terms used and not otherwise defined in this Amendment No. 2 have the respective meanings ascribed to such terms in the Proxy Statement.

At the Special Meeting, Williams stockholders will consider (1) a proposal, as further described in the Proxy Statement, to approve the adoption of the Agreement and Plan of Merger, dated as of September 28, 2016, as amended by Amendment No.1 thereto, dated May 1, 2016 among Williams, ETE and certain of its affiliates (the “Merger Agreement”), (2) the adjournment of the Special Meeting from time to time, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement (the “Adjournment Proposal”) and (3) on an advisory (non-binding) basis, specified compensatory arrangements between Williams and its named executive officers relating to the transactions contemplated by the Merger Agreement (collectively, the “Proposals”).

This Amendment No. 2 does not change the Proposals to be acted upon at the extraordinary special meeting. Williams is providing you with the following additional information in order to further assist you in voting your shares of Williams common stock at the Special Meeting.

YOUR VOTE IS VERY IMPORTANT. Williams urges any of its stockholders who have not already submitted a proxy for use at the Special Meeting to do so promptly. Williams’ stockholders may vote at the Williams Special Meeting in any of the ways described in the sections of the Proxy Statement entitled “The Special Meeting—Voting and Submitting a Proxy for WMB Common Stock Held by Holders of Record” or “The Special Meeting—Voting and Submitting a Proxy for WMB Common Stock Held in Street Name”.

If you have already submitted a proxy or voted, you may revoke your proxy and/or change your vote by:

•	sending a written notice (bearing a date later than the date of the proxy) stating that you revoke your proxy to Williams at One Williams Center, Tulsa, Oklahoma 74172-0172, Attn: Corporate Secretary;

•	submitting a valid, later-dated proxy by mail, telephone or the Internet as described in the Proxy Statement; or

•	attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, without voting, revoke any proxy that you have previously given).

If you choose to revoke your proxy by written notice or submit a later-dated proxy, you must do so by 11:59 p.m., Central Time, on June 26, 2016.

If you hold your Williams common stock in street name through a bank, broker or other nominee, you must follow the directions you receive from such bank, broker or other nominee to revoke or change your vote.

If you have any questions or need assistance voting your shares of Williams common stock, please contact MacKenzie Partners, Inc., Williams’ proxy solicitor, by calling (800) 322-2885.

AMENDMENT TO PROXY STATEMENT

The following disclosure replaces the new paragraph that was added by Amendment No. 1 as a new paragraph after the second paragraph on page 21 of the Proxy Statement in the section entitled “Summary—Recent Developments”:

•	ETE’s original due diligence-based projection, which was presented to Williams, of over $2 billion in annual synergies by year 2020 as a result of the proposed merger, which was published by Williams and ETE in a Sept. 28, 2015, joint press release and web links, and in the companies’ SEC filings, should not be relied on. As a result of the joint integration planning process in early 2016 by Williams and ETE, a new synergies estimate was built from the ground up, and the parties now estimate merger-related synergies of only $126 million annually by 2020 (a difference of $1.874 billion or 94%), and have further estimated that even if market conditions return to their July 2015 levels, merger-related synergies would be $543 million, not $2 billion.

The following supplemental disclosure is added as the last sentence of the second full paragraph on page 18 of the Proxy Statement in the section entitled “Summary—Recent Developments”:

•	On June 16, 2016, the plaintiff and defendants reached an agreement pursuant to which the defendants agreed to amend disclosure in the Proxy Statement and pay the plaintiff’s attorney fees up to a maximum amount of $145,000 and court approved expenses of $25,000. The plaintiff agreed to withdraw his application for preliminary injunction and the case was stayed. In addition, following WMB’s deposit of $170,000 into an escrow account, plaintiff has agreed to, at WMB’s or its successor’s election, either dismiss all injunctive claims against the defendants with prejudice, or support a motion for certification of a non-opt out settlement class and dismissal of the injunctive class claims with prejudice.

The following supplemental disclosure is added as the last sentence of the second full paragraph on page 194 of the Proxy Statement in the section entitled “The Merger—Litigation Relating to the Merger”:

•	On June 16, 2016, the plaintiff and defendants reached an agreement pursuant to which the defendants agreed to amend disclosure in the Proxy Statement and pay the plaintiff’s attorney fees up to a maximum amount of $145,000 and court approved expenses of $25,000. The plaintiff agreed to withdraw his application for preliminary injunction and the case was stayed. In addition, following WMB’s deposit of $170,000 into an escrow account, plaintiff has agreed to, at WMB’s or its successor’s election, either dismiss all injunctive claims against the defendants with prejudice, or support a motion for certification of a non-opt out settlement class and dismissal of the injunctive class claims with prejudice.

NO OFFER OR SOLICITATION

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to a proposed business combination between ETE and Williams. In furtherance of this proposed business combination and subject to future developments, ETE, ETC and Williams have filed a registration statement on Form S-4 with the SEC and a proxy statement/prospectus of Williams and other documents related to the proposed business combination. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document ETE, ETC or Williams may file with the SEC in connection with the proposed business combination. The registration statement was declared effective by the SEC on May 25, 2016. INVESTORS AND SECURITY HOLDERS OF ETE AND WILLIAMS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Definitive proxy statement(s) were mailed to stockholders of Williams beginning on May 25, 2016 and amended by Amendment No. 1 on June 3, 2016 and by Amendment No. 2 on June 17, 2016. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by ETE, ETC and Williams through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by ETE and ETC with the SEC will be available free of charge on ETE’s website at www.energytransfer.com or by contacting Investor Relations at 214-981-0700 and copies of the documents filed by Williams with the SEC will be available on Williams’ website at investor.williams.com.

PARTICIPANTS IN THE SOLICITATION

ETE and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of ETE’s general partner is contained in ETE’s Annual Report on Form 10-K filed with the SEC on February 29, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from ETE using the sources indicated above.

Williams and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of Williams is contained in Williams’ Annual Report on Form 10-K filed with the SEC on February 26, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Williams using the sources indicated above.